UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8 - K

					CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)        August 28, 2002

			EMCEE Broadcast Products, Inc.
		(Exact name of registrant as specified in its charter)

Delaware                      	1-6299        	13-1926296
(State or other jurisdiction  	(Commission    	(I.R.S. Employee
 of incorporation)            	File Number)   	Identification Number)

Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
		 (Address of principal executive offices)

Registrant's telephone number, including area code           570-443-9575

					NONE
(Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

On August 14, 2002, the Company received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum bid price/net tangible assets/shareholders' equity/market value of listed securities/net income requirements for continued listing as set forth in Marketplace Rule4310(c)(8)(D), and its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company received notice on August 28, 2002 that the date for the oral hearing has been set for September 27, 2002. There can be no assurance the Panel will grant the Company's request for continued listing.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995:

Any statements contained in this report that are not historical facts are forward-looking statements. Many important factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the Multichannel Multipoint Distribution Service (MMDS), Low Power Television (LPTV) industries or medium to high definition television (HDTV) products, demand for the Company's products both domestically and internationally, the development of competitive products, competitive pricing,the timing of foreign shipments, market acceptance of new product introductions (including, but not limited to, the Company's digital and Internet products),technological changes, economic conditions(both foreign and domestic),litigation and other factors, risks and uncertainties identified in the Company's Securities and Exchange Commission filings.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable

                           		SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              	EMCEE BROADCAST PRODUCTS, INC.
                              	(Registrant)


						/s/ RICHARD J. NARDONE
						Richard J. Nardone
						President/CEO

Date:  September 11, 2002,